 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2019

DIAMOND EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38908	83-4578968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	DEACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DEAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DEACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On December 22, 2019, Diamond Eagle Acquisition Corp. (the “Company”) entered into a business combination agreement (the “Business Combination Agreement”) with DraftKings Inc., a Delaware corporation (“DK”), SBTech (Global) Limited, a company limited by shares, incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V (“SBT”), the shareholders of SBT (the “SBT Sellers”), Shalom Meckenzie, in his capacity as the SBT Sellers’ Representative, DEAC NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“DEAC Nevada”) and DEAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which (i) the Company will change its jurisdiction of incorporation to Nevada by merging with and into DEAC Nevada, with DEAC Nevada surviving the merger (the “reincorporation”), (ii) Merger Sub will merge with and into DK with DK surviving the merger (the “DK Merger”), and (iii) immediately following the DK Merger, New DraftKings (as defined below) will acquire all of the issued and outstanding share capital of SBT. Upon consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), DraftKings and SBT will become wholly owned subsidiaries of DEAC Nevada, which will be renamed “DraftKings Inc.” and is referred to herein as “New DraftKings” both as of the time of the reincorporation and following such name change.

The aggregate value of the consideration to be paid to DK and SBT shareholders in the Business Combination is approximately $2.7 billion, of which (A) approximately $2.05 billion will be paid to (i) the current equityholders of DK (the “DK Sellers”) in the form of shares of Class A common stock of New DraftKings (“New DraftKings Class A common stock”), valued at the redemption price for the Company’s public shares in the Business Combination, and in the case of Jason Robins, such additional number of shares of Class B common stock of New DraftKings (“New DraftKings Class B common stock”) such that as of immediately following the completion of the Business Combination, Mr. Robins shall have ninety percent (90%) of the voting power of the capital stock of New DraftKings, and (ii) holders of vested options and warrants exercisable for DK equity in the form of newly issued options and warrants of New DraftKings exercisable for New DraftKings Class A common stock, and (B) approximately €590 million will be paid to the SBT Sellers and holders of vested options exercisable for equity of SBT, consisting of (i) €180 million in cash (the “Cash Consideration”) and (ii) approximately €410 million in shares of New DraftKings Class A common stock, valued at the redemption price for the Company’s public shares in the Business Combination, and in the form of newly issued options of New DraftKings exercisable for New DraftKings Class A common stock. Outstanding unvested options exercisable for DK or SBT equity will be converted into unvested options exercisable for shares of New DraftKings Class A common stock. The Cash Consideration will come from the following sources: (1) proceeds available from the Company’s trust account, after giving effect to any and all redemptions; and (2) proceeds from private placements of shares of the Company’s Class A common stock to occur immediately prior to the closing of the Business Combination, of which the Company currently has commitments for $304.7 million of proceeds (the “Private Placement”).

The parties to the Business Combination Agreement have made customary representations, warranties and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of DK, SBT, the Company and their respective subsidiaries prior to the closing of the Business Combination. Each of DK, SBT, the SBT Sellers, DEAC, DEAC Nevada and Merger Sub has agreed to use its reasonable best efforts to cause the Business Combination to be consummated as expeditiously as practicable. The Business Combination Agreement also includes customary indemnification obligations of the parties, subject to certain limitations.

The closing of the Business Combination is subject to certain conditions, including, among other things, (i) approval by the shareholders and members, as applicable, of DK and SBT (each of which has been obtained) and the Company’s stockholders, (ii) certain approvals or other determinations from certain gaming regulatory authorities, as applicable, and the absence of a material adverse regulatory event with respect to DK and SBT, (iii) the Company having at least $400 million of cash at the closing of the Business Combination (the “Minimum Proceeds Condition”), consisting of cash held in the Trust Account after giving effect to redemptions of public shares, if any, and proceeds from the Private Placement and (iv) the effectiveness of the Registration Statement (as defined below) and the listing of New DraftKings Class A common stock to be issued in the Business Combination on the Nasdaq Stock Market LLC (“Nasdaq”).

The Business Combination Agreement may be terminated by the Company, the SBT Sellers’ Representative or DK under certain circumstances, including, among others, (i) by mutual written consent of the Company, the SBT Sellers’ Representative and DK, (ii) by either the Company, the SBT Sellers’ Representative or DK if the closing of the Business Combination has not occurred on or before June 30, 2020, subject to extension by mutual agreement of the parties, and (iii) by the Company, the SBT Sellers’ Representative or DK if the Company has not obtained the required approval of its stockholders.

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, DK, SBT or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Subscription Agreements

In connection with satisfying the Minimum Proceeds Condition, the Company entered into subscription agreements (the “Subscription Agreements”), each dated as of December 22, 2019, with certain institutional investors (the “Investors”), pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of 30,471,352 shares of Class A common stock for $10.00 per share and an aggregate of 3,000,000 warrants to purchase shares of Class A common stock of the Company. The warrants to be received by the Investors have terms identical to the Company’s publicly traded warrants.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Stockholders Agreement

The Business Combination Agreement contemplates that, at the closing of the Business Combination, New DraftKings will enter into a Stockholders Agreement (the “Stockholders Agreement”) with certain initial shareholders of the Company (the “Founder Group”), certain DK Sellers (the “DK Stockholder Group”) and the SBT Sellers (the “SBT Stockholder Group” and, together with the Founder Group and the DK Stockholder Group, the “Stockholder Parties”), pursuant to which, among other things, (i) the DK Stockholder Group, the SBT Sellers’ Representative and the Founder Group will have the right to nominate eight, two and one director(s), respectively, to the board of directors of New DraftKings, subject to certain independence requirements, (ii) the shares of New DraftKings common stock held by the Stockholder Parties will be subject to certain transfer restrictions, and (iii) New DraftKings will provide certain registration rights for the shares of New DraftKings common stock held by the members of the Stockholder Parties.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Stockholders Agreement, the form of which is attached as Exhibit E to the Business Combination Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of DEAC common stock is incorporated by reference herein. The shares of common stock issuable in connection with the transactions contemplated by the Business Combination will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On December 23, 2019, the Company issued a press release announcing the execution of the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 hereto and incorporated by reference herein is the investor presentation dated December 2019, that will be used by the Company with respect to the Business Combination.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Item 8.01.	Other Events.

Subject to approval by the Company’s stockholders of the Business Combination Agreement, the Business Combination and certain other actions related thereto, in connection with the closing of the Business Combination, New DraftKings will adopt an amended and restated charter, the form of which is attached as Exhibit A to the Business Combination Agreement filed as Exhibit 2.1 hereto, which will provide for a dual class stock structure, and Jason Robins will receive shares of New DraftKings Class B common stock which will have 10:1 voting rights as compared to the shares of New DraftKings Class A common stock. The proxy statement/prospectus included in the Registration Statement to be filed in connection with the proposed Business Combination will include information about the general effect of the issuance of New DraftKings Class B common stock upon the rights of the holders of New DraftKings Class A common stock.

In addition, the amended and restated charter will provide New DraftKings with certain rights to require the sale and transfer of New DraftKings capital stock owned or controlled by persons that fail to comply with applicable gaming laws, and otherwise prohibit the transfer of New DraftKings capital stock to persons that fail to comply with applicable gaming laws.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, DEAC Nevada intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of DEAC Nevada to be issued in the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Diamond Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s registration statement on Form S-1, which was filed with the SEC on May 14, 2019, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Diamond Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067, Attention: Secretary, (310) 209-7280. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Each of DK and SBT and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s, DK’s and SBT’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s, DK’s and SBT’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s, DK’s and SBT’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company, DK and SBT following the announcement of the Business Combination Agreement and the transactions contemplated therein; (2) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of the Company, approvals or other determinations from certain gaming regulatory authorities, or other conditions to closing in the Business Combination Agreement; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the inability to obtain or maintain the listing of New DraftKings Class A common stock on Nasdaq following the Business Combination; (5) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations, particularly with respect to gaming; (9) the possibility that DK, SBT or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of December 22, 2019, by and among Diamond Eagle Acquisition Corp., DEAC NV Merger Corp., DEAC Merger Sub Inc., DraftKings Inc., SBTech (Global) Limited, the shareholders of SBTech (Global) Limited and the SBT Sellers’ Representative.
10.1	Form of Subscription Agreement.
99.1	Press Release, dated December 23, 2019.
99.2	Investor Presentation, dated December 2019.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND EAGLE ACQUISITION CORP.

	By:	/s/ Eli Baker
	Name:	Eli Baker
	Title:	President, Chief Financial Officer and Secretary
Date: December 23, 2019